FORM 10f3

Record of Securities Purchased
Under the Lehman Brothers Rule 10f3 Procedures
(Italicized, boldface terms are defined in the
 Rule 10f3 Procedures)
Name of Fund:  Neuberger Berman Income Opportunity Fund (NOX)

Name of Adviser (or SubAdviser) Lehman Brothers Asset Management LLC

1.
Issuer:
The AES Corporation



2.
Date of Purchase:
May 14, 2008



3.
Underwriter from whom purchased:
Citigroup Global Markets Inc.



4.
(a)  Affiliated Underwriter managing or participating in syndicate:
Lehman Brothers Inc.




(b)  Other members of the underwriting syndicate
(List all or you may attach the first two pages from the final prospectus): Banc of America Securities LLC,
Barclays Capital Inc., Citigroup Global
Markets Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc.,
Lehman Brothers Inc., Scotia Capital (USA) Inc.,
SG Americas Securities LLC, Wedbush Morgan Securities In

5.
Aggregate principal amount of purchase:
35,000,000



6.
Aggregate principal amount of offering:
625,000,000



7.
Total principal amount purchased for the Fund
2,440,000



8.
Purchase price (net of fees and expenses):
100.00



9.
Date offering commenced:
May 14, 2008



10.
Offering price at close of first full business day after offering commenced: 100.00



11.
Commission or Gross Spread:
	1.50	% 			 $     /unit

12.
Yield to Maturity
	8.00	%



13.
Have the following conditions been satisfied? (Please check all those that apply).

											Yes	No


(a)	The securities are (select one):
(i)	part of a Registered Offering;


(ii)	are part of an issue of Government Securities;


(iii)	are Eligible Municipal Securities;


(iv)	are securities sold in an Eligible Foreign Offering; or


(v)	are securities sold in an Eligible Rule 144A Offering?				X



											Yes	No


(b)	The securities were purchased prior to the end of the first day on which any sales were made (or if the securities were issued for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on
which the rights offering terminated)?							X


(c)	The purchase price paid was not more than the price paid by
each other purchaser of securities in the offering or in any concurrent offering of the securities (except, in the case of an
Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of
the issuer)?										X


(d)	The responses to (a), (b), and (c) above are based upon
written statement(s) made by the issuer or a syndicate
manager, or by an underwriter or seller of the securities
through which the purchase was made?							X


(e)	The securities either are Eligible Municipal Securities, or the issuer of the securities and its predecessors have been in
continuous operation for not less than three years?					X



(f)	The underwriting was a firm commitment underwriting (if the
underwriters purchased any securities in the underwriting)?				X


(g)	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting
similar securities during the same period.  (Please also
complete the attached Comparables Form.)						X



(h)	The amount of such securities (other than those sold in an
Eligible Rule 144A offering) of any class of the issue of securities purchased by all of the investment companies advised by the Adviser and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase (i) did not exceed 25% of the principal amount of the offering, OR



(i)	if purchased in an Eligible Rule 144A Offering, the total
amount purchased did not exceed 25% of the total of:



	(a)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(i) under the
Securities Act of 1933, plus								X



	(b)  The principal amount of the offering of such class in any
concurrent public offering?								X



(j)	(i) No affiliated underwriter was a direct or indirect
participant in or beneficiary of the sale; OR						X



											Yes	No


(ii) With respect to the purchase of Eligible Municipal
Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.



(k)	Information has or will be timely supplied to the Funds
president and treasurer (or designee) for inclusion on SEC
Form NSAR and quarterly reports to Trustees?						X


Signature:_________________________________________


Print Name:________________________________________

Date:





RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:
AES Corporation 8.00% 06/01/2020 Cusip 00130HBM6



								Comparison # 1 			Comparison # 2

Security Name							IPALCO (AES) Enterprise		Markwest Energy Partners
(include cusip)							7.25% 04/01/2016		8.75% 04/15/201
								CUSIP 462613AE0			CUSIP 570506AF2


Yield to Maturity						6.873% at 102.25		8.006% at 105

Type of Offering						144A for life			144A with Reg Rights
(e.g., registered, 144A)

Date offering commenced						04/02/2008			04/15/2008

Offering Price at Issue						98.526 (yield 7.25%)		99.183

Was an affiliate managing 					YES				NO
or a member of the
syndicate?
(this is not required and it is
preferable that the comparable not
include an affiliate).

Spread ($) or (%)						1.5%				2.0%


Note: Minimum of two comparisons must be completed for each purchase.